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                                                                   Exhibit 10.24


                                   Agreement
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     This Agreement is entered into as of this 2nd day of October, 1995 between
Parametric Technology Corporation, a Massachusetts corporation (the "Company"), and Edwin J. Gillis (the "Officer").

     WHEREAS, the Company desires to employ the Officer as the Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer of the Company; and

     WHEREAS, to provide incentive for the Officer to accept employment with the Company, the Company desires to make the following arrangements with the Officer concerning his termination of employment.

     NOW, THEREFORE, the Company and the Officer hereby agree as follows:

     1.  Termination Notice.  The Company agrees that it may not terminate the
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employment of the Officer unless (i) such termination is for Cause (as defined below) or (ii) the Company has delivered to the Officer a written notice of such termination (the "Termination Notice") at least six months in advance of the termination date. The duties of the Officer during the period from the date of delivery of a Termination Notice until the termination of his employment shall be as determined by the Board of Directors.

     2.  Salary.   During the period from the date of delivery of the
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Termination Notice (the "Notice Date") until the earlier of (i) the date six months after the Notice Date or (ii) the date the Officer commences employment with another company or organization, the Company shall pay to the Officer a salary that is equal, on an annualized basis, to the highest annual salary (excluding any bonuses) in effect with respect to the Officer during the six-month period immediately preceding the Termination Notice.

     3.  Stock Options.      Effective upon a Change in Control (as defined
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below) of the Company, all outstanding stock options under the Company's 1987
Incentive Stock Option Plan then held by the Officer shall become exercisable in full, notwithstanding any vesting schedule or other provisions to the contrary in the agreements evidencing such options; and the Company and the Officer hereby agree that such option agreements are hereby amended to give effect to this provision.

     4.   Definitions.
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          (a)    A termination by the Company of the Officer's employment for
"Cause" shall mean termination (i) for the Officer's willful and continued failure to substantially perform his duties to the Company (other than any such failure resulting from the Officer's incapacity due to physical or mental illness or any such actual or perceived failure after a Change in Status of the Officer), provided that (a) the Company has delivered a written demand for substantial performance to the Officer specifically identifying the manner in which the Company believes that the Officer has not substantially performed his duties, and (b) the Officer has not cured such failure within 30 days after such demand, (ii) for willful conduct by the Officer which is demonstrably and materially injurious to the Company, or (iii) for the Officer's willful violation of any material provision of any confidentiality, nondisclosure, assignment of invention, noncompetition or similar agreement entered into by the Officer in connection with his employment by the Company. For purposes of this paragraph, no act or failure to act on the Officer's part shall be deemed "willful" unless done or omitted to be done by the Officer not in good faith and without reasonable belief that his action or omission was in the best interests of the Company.

          (b) A "Change in Control" of the Company shall mean the occurrence of any of the following events: (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock in the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities (other than as a result of acquisitions of such securities from the Company); (ii) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual

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whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this Agreement, considered to be a member of the Incumbent Board; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined above) acquires more than 20% of the combined voting power of the Company's then outstanding securities; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     5.   Term.    This Agreement shall continue in effect for a period of three
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years from the date hereof, unless extended by the mutual written consent of the
Company and the Officer.

     6.   Successors.
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          (a)    This Agreement is personal to the Officer and without the prior written consent of the Company shall not be assignable by the Officer otherwise than by will or the laws of descent and distribution.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as defined above and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement.

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     7.   Miscellaneous.
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          (a)    This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to principles of conflict of laws.

          (b) This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (c) All notices and other communications hereunder shall be in writing and shall be delivered by hand delivery, by a reputable overnight courier service, or by registered or certified mail, return receipt requested, postage prepaid, in each case addressed as follows:

     If to the Company:
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     Parametric Technology Corporation
     128 Technology Drive
     Waltham, MA 02154
     Attention:  Corporate Counsel



     If to the Officer:
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     Edwin J. Gillis
     7 Merrill Street
     Hingham, MA  02043

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Any notice or communication shall be deemed to be delivered upon the date of hand delivery, one day following delivery to such overnight courier service, or three days following mailing by registered or certified mail.

     EXECUTED as of the date first written above.

                         PARAMETRIC TECHNOLOGY CORPORATION


                         By:  __________________________________________________
                              President and Chief Operating Officer



                              __________________________________________________
                              Edwin J. Gillis

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